Exhibit 99.1

ORBCOMM ACQUIRES INSYNC SOFTWARE

Adds highly adaptable web platform to broad portfolio of M2M solutions

Enables rapid deployment of network services and products by end users and resellers across multiple vertical markets

Rochelle Park, NJ, January 20, 2015 – ORBCOMM Inc. (Nasdaq: ORBC), a leading global provider of Machine-to-Machine (M2M) solutions, today announced that it has completed the acquisition of InSync Software, Inc. (InSync), a premier provider of Internet of Things (IoT) enterprise solutions across a broad spectrum of vertical markets, applications and customers. Headquartered in San Jose, CA, InSync’s software powers global sensor-driven asset tracking and remote monitoring applications that allow end users, managed service providers and independent software vendors to increase asset visibility, improve operational efficiencies and reduce risk.

The acquisition of InSync supports ORBCOMM’s strategy to provide the most complete set of applications and capabilities in the M2M industry, while broadening ORBCOMM’s market access to a wide range of industries. With the addition of InSync’s versatile, turn-key software applications, ORBCOMM will enable its customers to rapidly build and deploy M2M and IoT enterprise solutions in core markets including transportation & distribution, cold chain, warehousing, supply chain, yard management, and manufacturing. ORBCOMM’s new and existing customers will benefit from InSync’s high-performance enterprise system adaptors and interfaces, which enable software solutions to be integrated with existing enterprise systems quickly and easily for maximum cost savings and immediate Return on Investment (ROI). In addition, ORBCOMM will expand InSync’s uniform software platform that currently leverages RFID, cellular and sensor technologies to include satellite technology. InSync’s current customers include Iron Mountain, Dell SonicWALL, Gates Global LLC and Emerson Electric, Co.

“InSync is a best-in-class application builder, and their advanced enterprise solutions will help our resellers and solutions providers reduce development costs and time to market while delivering powerful IoT solutions to end users in key vertical markets,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “In addition, InSync brings an impressive base of customers and adds significant capabilities to ORBCOMM’s software team.”

ORBCOMM acquired InSync from privately-held IDENTEC GROUP AG. InSync has 47 employees divided between the U.S. and South Asia, including a development center in Hyderabad, India, bringing enhanced web development capabilities and proven technology to ORBCOMM.

This transaction closed on January 16, 2015. For additional information, please refer to ORBCOMM’s SEC filing on Form 8-K regarding this transaction.

About ORBCOMM Inc.

ORBCOMM is a global provider of Machine-to-Machine (M2M) solutions. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, I.D. Systems, Inc., Komatsu Ltd., Cartrack (Pty.) Ltd., and Volvo Construction

Equipment, among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure as well as our Tier One cellular partners, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in our core markets: commercial transportation; heavy equipment; industrial fixed assets; marine; and homeland security.

ORBCOMM is an innovator and leading provider of tracking, monitoring and control services for the transportation market. Under its ReeferTrak®, GenTrakTM, GlobalTrak®, and CargoWatch® brands, the company provides customers with the ability to proactively monitor, manage and remotely control their cold chain and dry transport assets. Additionally, ORBCOMM provides Automatic Identification System (AIS) data services for vessel tracking and to improve maritime safety to government and commercial customers worldwide. ORBCOMM is headquartered in Rochelle Park, New Jersey and has its Innovation & Network Control Center in Sterling, Virginia. For more information, visit www.orbcomm.com.

About InSync Software, Inc. and IDENTEC GROUP AG

InSync was a subsidiary of IDENTEC GROUP AG. IDENTEC GROUP AG is a leading, advanced RFID solutions provider that capitalizes and grows companies in global business-to-business and business-to-consumer RFID markets. Recognized worldwide for their patented, award-winning RFID solutions in more than 16 different industries, IDENTEC GROUP member companies develop and market innovative RFID solutions that identify, measure, track and trace assets and people across the value chain, delivering actionable information through the cloud.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2013, Item 8.01 of our Current Report on Form 8-K dated November 6, 2014, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries:	Financial Media:
Robert Costantini Chief Financial Officer ORBCOMM Inc. 703-433-6305 costantini.robert@orbcomm.com	Chuck Burgess President The Abernathy MacGregor Group 212-371-5999 clb@abmac.com